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                                                                   EXHIBIT 10.11



                   BILL OF SALE AND ASSUMPTION OF LIABILITIES

           (Summit Family Restaurants Inc. to JB's Restaurants, Inc.)



        This Bill of Sale and Assumption of Liabilities, entered into effective as of 6:00 a.m., Pacific time, on September 22, 1997 ("Bill of Sale"), is executed and delivered between (i) Summit Family Restaurants Inc., a Delaware corporation ("Summit") and a wholly-owned subsidiary of CKE Restaurants, Inc. ("CKE"), and (ii) JB's Restaurants, Inc., a Delaware corporation and a wholly-owned subsidiary of CKE ("JB's") pursuant to the Contribution Agreement, dated as of September , 1997, by and among CKE, Summit, JB's and others (the "Contribution Agreement").

                                    ARTICLE 1

                                   Definitions

        The following definitions shall for all purposes apply to the terms used in this Bill of Sale.

        (a) "Assets" means all of Summit's assets, properties and rights of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued or contingent, and wherever located, including, without limitation, all such assets, properties and rights relating to Summit's JB's Restaurants and related franchise system and its Galaxy Diner restaurants (the "Restaurant Operations"), all interests (including leasehold interests) of Summit in and to any real property, and Summit's entire right, title and interest in and to the following, as the same shall exist at and as of the time and date hereof:

               (1) All of the equipment, furniture, fixtures, trade fixtures, signs, sign poles, machinery, kitchen equipment, computers, cash registers, menus, uniforms, small equipment, small wares and other tangible personal property;

               (2) All inventories of food products and supplies;

               (3) All of the agreements under which Summit owns or holds any leasehold interest in real property, including any buildings and improvements thereon, or leases in personal property, whether tangible or intangible (collectively, the "Leases");

               (4) All of the Franchise Agreements and other agreements, contracts, licenses, instruments, commitments and understandings, written or oral, that are related to or required for the operation of the Restaurant Operations (collectively, the "Assigned Contracts");

               (5) All rights in and to any governmental and private permits, licenses, certificates of occupancy, franchises and authorizations, to the extent assignable, used in or relating to the Restaurant Operations;

               (6) All rights in and to any processes, recipes, menus, formulations, methods, software (including documentation), technology, know-how, formulae, trade secrets, trade dress, inventions, patents, copyrights, copyright registrations, trade names, trademarks and service marks (and federal and state registrations thereof), and all applications therefor, owned or held by Summit and

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used in connection with the operation of or relating to the Restaurant
Operations which shall include, without limitation, all goodwill associated therewith;

               (7) All financial books and accounting records, and all files, lists, publications, and other records and data used in or relating to the Restaurant Operations, including, without limitation, lists of suppliers and distributors and related files, environmental records, price lists, marketing plans, sales records, labor relations and employee compensation records, and maintenance records, regardless of the medium on which such information is stored or maintained;

               (8)    All cash on hand;

               (9) All prepaid fees and deposits associated with any Assigned Contracts or with the Restaurant Operations and all prepaid rents, property taxes and repairs and maintenance supplies and similar prepaid expense items;

               (10) Any cause of action, claim, suit, proceeding, judgment or demand, of whatsoever nature, of or held by Summit against any third parties arising out of the Assets; and

               (11) All goodwill associated with the Assets.

provided, however, that the Assets shall not include the assets, rights or properties identified on Annex A hereto (the "Excluded Assets"), which shall be retained by Summit.

        (b) "Assumed Liabilities" means all of Summit's liabilities, duties and obligations, other than Excluded Liabilities, of every kind, character and description, whether known or unknown, whether matured or unmatured and whether accrued or contingent, and including, without limitation, the following:

               (1) All liabilities of Summit arising out of the Restaurant Operations (including, without limitation, liabilities arising under all Franchise Agreements and obligations to Franchisees);

               (2) All unperformed and unfulfilled obligations of Summit under all Assigned Contracts and all purchase orders, commitments and undertakings; and

               (3) All other liabilities, duties and obligations arising from the Restaurant Operations including, without limitation, those executory obligations arising after the date hereof under the Assigned Contracts and the Leases;

provided, however, that the Liabilities shall not include the liabilities, duties and obligations identified on Annex B hereto (the "Excluded Liabilities"), for which Summit shall remain solely responsible.

        (c) "Franchise Agreements" shall mean all agreements pursuant to which Summit has granted to any other person or entity (a "Franchisee") the right or license to operate any JB's Restaurant.



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                                    ARTICLE 2

                                   Conveyances

        (a) For the consideration described in the Contribution Agreement, in consideration of the assumption by JB's of the Assumed Liabilities and the delivery by JB's to Summit of a promissory note in the principal amount of $___________, which reflects Summit's book value of the net Assets (i.e., the sum of the book values of the Assets less the book value of the Assumed Liabilities), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Summit hereby grants, assigns, transfers and delivers to JB's all of its right, title and interest to the Assets, at and as of the time and date hereof.

        TO HAVE AND TO HOLD all the foregoing Assets to its own use forever.

        (b) In the event that the transfer and assignment attempted to be made hereunder of any right, title or interest in, to or under any agreement, easement, right-of-way, lease, permit, license, right, claim or other Asset would be ineffective as between Summit and JB's or would violate any applicable law or regulation without the order, approval, waiver or consent of any person or entity, or would serve as a cause for modifying, terminating or invalidating any such agreement, easement, right-of-way, lease, permit, license, right, claim or other Assets, or would cause or serve as a cause for the loss, or the modification of the terms, or ownership thereof or the right, title of interest therein, then, notwithstanding the foregoing, such Asset shall be temporarily excluded from the aforesaid conveyance and assignment; provided, however, that, in any event, Summit shall, to the greatest extent permitted, hold such right, title or interest for the exclusive use and benefit of JB's and its successors and assigns until such order, approval, waiver or consent has been obtained or until, following the exhaustion of all challenges and appeals, it is finally determined that no such order, approval, waiver or consent will be obtained, at which time such right, title or interest shall automatically and with no further action or consideration in respect thereof be excluded from this Bill of Sale; and provided, further, that, without further consideration therefor, Summit and JB's shall execute such other and further documents, and shall take such other and further actions, as shall be reasonably necessary to transfer, convey and assign to JB's any right, title or interest excluded from this Bill of Sale pursuant to the preceding proviso. Upon the obtaining of such order, approval, wavier or consent, no further conveyance or assignment shall be required, but such right, title or interest shall automatically and with no further action or consideration therefor become fully and completely vested in JB's by virtue of this Bill of Sale.

                                    ARTICLE 3

                            Assumption of Liabilities

        For the consideration described in the Contribution Agreement, in consideration of the contribution of the Assets to JB's and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JB's hereby assumes the Assumed Liabilities at and as of the time and date hereof, and agrees to pay, perform and discharge all of the Assumed Liabilities promptly when due or when required to be performed.




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                                    ARTICLE 4

                                Power of Attorney

        Summit does hereby constitute and appoint JB's, its successors and assigns the true and lawful attorney-in-fact of Summit with full power and substitution for it and in its name, place and stead or otherwise by or on behalf of Summit, its successors and assigns and for the benefit of JB's, its successors and assigns, to demand and receive from time to time any and all moneys, property and assets, real, personal and mixed, tangible and intangible, hereby transferred and assigned or intended so to be and to make, execute, acknowledge, swear to and file in the name of Summit and its successors and assigns any deeds, assignments, notices, filings, applications, registrations and other instruments of further assurance and transfer and registration of the same and to give receipts and releases in respect of the same, and from time to time, to institute and prosecute in the name of JB's, or Summit for the benefit of JB's, any and all proceedings at law, in equity or otherwise which JB's, its successors and assigns may deem proper in order to collect, assert, perfect, improve or enforce any claims, rights, interest or title of any kind in and to the Assets, and to defend and compromise any and all actions, suits or proceedings in respect of any of the Assets and to do any and all such acts and things in furtherance of the purposes of this Bill of Sale as JB's, its successors or assigns shall deem advisable. Summit hereby declares that the appointment hereby made and the powers hereby granted are coupled with an interest and are and shall be irrevocable and perpetual and shall not be terminated by an act of Summit or its successors or assigns, by the bankruptcy, insolvency or dissolution of Summit or any successor thereto or assign thereof or otherwise by operation of law.

                                    ARTICLE 5

                                  Governing Law

        This Bill of Sale shall be governed by and construed and enforced in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, this Bill of Sale has been duly executed by the parties hereto as of the date first above written.

                                       SUMMIT FAMILY RESTAURANTS INC.,
                                            a Delaware corporation

                                       By:______________________________

                                          Its:__________________________



                                       JB'S RESTAURANTS, INC.,
                                       a Delaware corporation

                                       By:______________________________

                                          Its:__________________________



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                                    ANNEX A
                                    -------

                                EXCLUDED ASSETS
                                ---------------


1. All of the issued and outstanding shares of capital stock of HTB Restaurants, Inc. ("HTB") owned, beneficially as of record, by Summit.

2.   The Casa Bonita Assets (as such term is defined in the Contribution
     Agreement).

3. Leases and Assigned Contracts, to the extent subleased or otherwise held by Summit for the benefit of or used by HTB in connection with the operation of its restaurants.

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                                    ANNEX B
                                    -------

                              EXCLUDED LIABILITIES
                              --------------------


1. All obligations of Summit assumed pursuant to the Contribution Agreement with respect to the Casa Bonita Restaurants.

2.   All obligations of Summit under Leases and Assigned Contracts included in
     Item 3 of the definition of Excluded Assets in Annex A.

3. All obligations and liabilities of Summit, if any, arising under or relating to the franchise agreements between HTB Restaurants, Inc. ("HTB") and HomeTown Buffet, Inc. or the restaurant operations of HTB.